Exhibit 1.2

UNITED STATES CELLULAR CORPORATION

(a Delaware corporation)

Debt Securities

TERMS AGREEMENT
May 10, 2021

To:	United States Cellular Corporation
8410 West Bryn Mawr Avenue
Chicago, Illinois 60631

Ladies and Gentlemen:

We understand that United States Cellular Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $500,000,000 aggregate principal amount of its senior debt securities (the “Securities”) (such senior debt securities also being hereinafter referred to as the “Underwritten Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, we the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite our respective names set forth below at the purchase price set forth below.

Underwriter	Principal Amount of Underwritten Securities
BofA Securities, Inc.	$82,000,000
Morgan Stanley & Co. LLC	82,000,000
RBC Capital Markets, LLC	82,000,000
UBS Securities LLC	82,000,000
Wells Fargo Securities, LLC	82,000,000
Citigroup Global Markets Inc.	50,000,000
BNY Mellon Capital Markets, LLC	10,000,000
CIBC World Markets Corp.	10,000,000
TD Securities (USA) LLC	10,000,000
U.S. Bancorp Investments, Inc.	10,000,000
Total	$500,000,000

The Underwritten Securities shall have the following terms:

Debt Securities

Title:	5.500% Senior Notes due 2070

Rank:	Senior unsecured obligations of the Company

Aggregate principal amount of Underwritten Securities:	$500,000,000

Denominations:	$25 and integral multiples of $25 in excess thereof

Currency of payment:	US Dollars

Interest rate:	5.500% per annum

Interest payment dates:	March 1, June 1, September 1 and December 1, commencing September 1, 2021

Regular record dates:	The first business day preceding the respective interest payment date

Stated maturity date:	June 1, 2070

Redemption provisions:	The Notes may be redeemed, in whole or in part, at the Company’s option at any time on and after June 1, 2026 at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date

Sinking fund requirements:	None

Conversion provisions:	None

Listing requirements:	Apply to list on NYSE within 30 days of settlement date

CUSIP / ISIN:	911684 884 / US9116848840

Price to Public:	$25 per Note; 100% of the principal amount, plus accrued interest, if any, from May 17, 2021

Purchase price:	$24.50 per Note, or 98.000% of principal amount, for institutional investors and $24.2125 per Note, or 96.850% of principal amount, for retail investors, plus, in each case, accrued interest, if any, from May 17, 2021.

Form:	Book-entry only

Other terms and conditions:	None

Initial Sale Time:	4:55 P.M., New York City time, on May 10, 2021

Free writing prospectus included in Disclosure Package (See Section 1(a)(2)):	Free Writing Prospectus, dated May 10, 2021

Electronic road show or other written communications included in Company Additional Written Communication (See Section 1(a)(6)):	None

Restriction on Sale of Securities:	May 10, 2021 and continuing to and including 30 days thereafter, except with prior written consent from the Representatives

Closing date and location:	May 17, 2021 at the offices of Sidley Austin LLP, One S. Dearborn Street, Chicago, Illinois 60603

All of the provisions contained in the document attached as Annex I hereto entitled “UNITED STATES CELLULAR CORPORATION — Debt Securities — Final Term Sheet” as was filed with the Securities and Exchange Commission on May 10, 2021, and the document attached as Annex II hereto entitled “UNITED STATES CELLULAR CORPORATION — Debt Securities — Underwriting Agreement” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document which are not defined herein are used herein as therein defined.

Please accept this offer no later than five o’clock P.M. (New York City time) on May 10, 2021 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

BOFA SECURITIES, INC.
CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. LLC
RBC CAPITAL MARKETS, LLC
UBS SECURITIES LLC
WELLS FARGO SECURITIES, LLC

As Representatives of the Several Underwriters Referred to Below

BY:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Authorized Signatory

Acting on behalf of itself and the other named Underwriters.

Accepted:

UNITED STATES CELLULAR CORPORATION

By	/s/ LeRoy T. Carlson, Jr.
Name:	LeRoy T. Carlson, Jr.
Title:	Chairman

By	/s/ Laurent C. Therivel
Name:	Laurent C. Therivel
Title:	President and Chief Executive Officer

Annex I to Terms Agreement

Form of Pricing Term Sheet

Free Writing Prospectus
(To Prospectus dated December 22, 2020 and
Preliminary Prospectus Supplement Dated May 10, 2021)

United States Cellular Corporation

5.500% Senior Notes due 2070
Pricing Term Sheet

Issuer:	United States Cellular Corporation
Expected Ratings (Moody’s / S&P / Fitch)*:	Ba1 / BB / BB+
Security:	5.500% Senior Notes due 2070
Principal Amount:	$500,000,000
Over-Allotment Option:	None
Denominations:	$25 and integral multiples of $25 in excess thereof
Trade Date:	May 10, 2021
Settlement Date**:	May 17, 2021 (T+5)
Maturity Date:	June 1, 2070
Coupon:	5.500%
Interest Payment Dates:	March 1, June 1, September 1 and December 1, commencing September 1, 2021
Price to Public:	$25.00 per note
Optional Redemption:	The Issuer may redeem the Notes, in whole or in part, at any time on and after June 1, 2026 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but not including, the redemption date.
Listing:	The Issuer intends to apply to list the Notes on the New York Stock Exchange under the symbol “UZF” and, if the application is approved, expects trading in the Notes on the New York Stock Exchange to begin within 30 days after the Settlement Date.
CUSIP/ISIN:	911684 884 / US9116848840
Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Morgan Stanley & Co. LLC RBC Capital Markets, LLC UBS Securities LLC Wells Fargo Securities, LLC
Co-Managers:	BNY Mellon Capital Markets, LLC CIBC World Markets Corp. TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**It is expected that delivery of the Notes will be made on or about May 17, 2021, which will be the fifth business day following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade the Notes on the date hereof or the next two succeeding business days will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade the Notes on the date hereof or the next two succeeding business days should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting BofA Securities, Inc., toll-free at 1-800-294-1322 or email dg.prospectus_requests@bofa.com; or Citigroup Global Markets Inc., toll-free at 1-800-831-9146 or prospectus@citi.com; or Morgan Stanley & Co. LLC, toll-free at 1-800-584-6837; RBC Capital Markets, LLC, toll-free at 1-866-375-6829 or email rbcnyfixedincomeprospectus@rbccm.com; UBS Securities LLC, toll-free at 1-888-827-7275; or Wells Fargo Securities, LLC, toll-free at 1-800-645-3751 or email wfscustomerservice@wellsfargo.com.

Annex II to Terms Agreement

UNITED STATES CELLULAR CORPORATION

Underwriting Agreement

[see attached]